Exhibit 99.1
Workday Announces Fiscal 2023 Fourth Quarter and Full Year Financial Results

Fiscal Fourth Quarter Total Revenues of $1.65 Billion, Up 19.6% Year Over Year
Subscription Revenues of $1.50 Billion, Up 21.7% Year Over Year
24-Month Subscription Revenue Backlog of $9.68 Billion, Up 21.3% Year Over Year
Total Subscription Revenue Backlog of $16.45 Billion, Up 28.4% Year Over Year

Fiscal Year 2023 Total Revenues of $6.22 Billion, Up 21.0% Year Over Year
Subscription Revenues of $5.57 Billion, Up 22.5% Year Over Year
Operating Cash Flows of $1.66 Billion, Up 0.4% Year Over Year

PLEASANTON, Calif., February 27, 2023 -- Workday, Inc. (NASDAQ: WDAY), a leader in enterprise cloud applications for finance and human resources, today announced results for the fiscal 2023 fourth quarter and full year ended January 31, 2023.

Fiscal 2023 Fourth Quarter Results

•Total revenues were $1.65 billion, an increase of 19.6% from the fourth quarter of fiscal 2022. Subscription revenues were $1.50 billion, an increase of 21.7% from the same period last year.
•Operating loss was $89.0 million, or negative 5.4% of revenues, compared to an operating loss of $101.0 million, or negative 7.3% of revenues, in the same period last year. Non-GAAP operating income for the fourth quarter was $305.3 million, or 18.5% of revenues, compared to a non-GAAP operating income of $237.1 million, or 17.2% of revenues, in the same period last year.1
•Basic and diluted net loss per share was $0.49, compared to basic and diluted net loss per share of $0.29 in the fourth quarter of fiscal 2022. Non-GAAP basic and diluted net income per share was $1.00 and $0.99, respectively, compared to non-GAAP basic and diluted net income per share of $0.82 and $0.78, respectively, in the same period last year.2

Fiscal Year 2023 Results

•Total revenues were $6.22 billion, an increase of 21.0% from fiscal 2022. Subscription revenues were $5.57 billion, an increase of 22.5% from the prior year.
•Operating loss was $222.2 million, or negative 3.6% of revenues, compared to an operating loss of $116.5 million, or negative 2.3% of revenues, in fiscal 2022. Non-GAAP operating income was $1.21 billion, or 19.5% of revenues, compared to a non-GAAP operating income of $1.15 billion, or 22.4% of revenues, in the prior year.1
•Basic and diluted net loss per share was $1.44, compared to basic and diluted net income per share of $0.12 in fiscal 2022. Non-GAAP basic and diluted net income per share was $3.73 and $3.64, respectively, compared to non-GAAP basic and diluted net income per share of $4.20 and $3.99, respectively, in the prior year.2
•Operating cash flows were $1.66 billion compared to $1.65 billion in the prior year.
•Cash, cash equivalents, and marketable securities were $6.12 billion as of January 31, 2023.

Comments on the News

“We closed our fiscal year with another solid quarter, further reinforcing the strength of our value proposition as more organizations continue to select Workday to help manage their people and finances,” said Aneel Bhusri, co-founder, co-CEO, and chair, Workday. “Despite the unpredictable environment, we remain well-positioned to drive the future of work for our more than 10,000 customers thanks to our amazing employees and unique approach to embedding artificial intelligence and machine learning into the very core of our platform.”

“We have a clear strategy in place heading into fiscal 2024, and our land opportunity with net new finance and HR customers is wide open as we continue to gain ground with both large and medium-sized enterprises across the globe,” said Carl Eschenbach, co-CEO, Workday. “We are doubling down in strategic growth areas by investing in our customer base, focusing on key industries, evolving and investing in our partner ecosystem, and relentlessly focusing on innovation. I am excited for the year ahead as we work together to execute on Workday’s path to becoming one of the largest and most profitable software companies in the world.”

“Our solid fourth quarter and full-year fiscal 2023 results underscore the durable demand for our solutions, as organizations of all sizes continue to prioritize finance and HR modernization,” said Barbara Larson, chief financial officer, Workday. “We are maintaining the midpoint of our preliminary fiscal year 2024 subscription revenue guidance while increasing our fiscal 2024 non-GAAP operating margin outlook to the high end. We now expect subscription revenue of $6.525 billion to $6.575 billion, growth of 17% to 18%, and non-GAAP operating margin of 23.0%, which includes a 150 basis point increase resulting from a change in our useful life policy for servers and network equipment. Our outlook reflects our strong fourth quarter execution and the scale of our model, balanced with our expectation that the environment will remain uncertain in the near-term.”1

Recent Highlights

•Workday announced the appointment of Carl Eschenbach to co-CEO to serve alongside Aneel Bhusri through January 2024, at which time Carl is expected to assume sole CEO responsibilities and Aneel will assume a full-time role as executive chair and will remain as chair of the Board of Directors.
•Workday appointed Sayan Chakraborty to co-president, Robynne Sisco to vice chair, and elected Mark Hawkins as an independent director of its Board of Directors.
•Workday now serves the financial management and HR needs of more than 10,000 customers globally, which includes over 50% of the Fortune 500 and more than 25% of the Global 2000.
•Workday’s continued industry focus continues to pay off with growing momentum within the retail industry, with more than 50% of the retail organizations in the Fortune 500 having selected Workday, and able to benefit from the newly introduced AI and ML-based demand forecasting, which helps drive greater accuracy and cost effectiveness in the retail space.
•Workday announced a $250 million expansion of its Workday Ventures fund to power innovation in AI and ML.
•Workday released its first-ever commercial at the Big Game on Sunday, February 12, focused on what it means to be a “rock star” in the workplace.
•Workday was listed on JUST Capital’s 2023 JUST 100, which ranks America’s largest publicly traded companies on the most important issues as determined by the American public, including the environment, how companies treat employees and customers, and how they support their communities.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2023 fourth quarter and full year financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

1Non-GAAP operating income and non-GAAP operating margin exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

2Non-GAAP net income per share excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects. See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

About Workday

Workday is a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. Workday applications for financial management, human resources, planning, spend management, and analytics are built with artificial intelligence and machine learning at the core to help organizations around the world embrace the future of work. Workday is used by more than 10,000 organizations around the world and across industries – from medium-sized businesses to more than 50% of the Fortune 500. For more information about Workday, visit workday.com.

© 2023 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to Workday’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.” The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP operating margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the timing and impact of Workday’s future leadership structure, Workday’s full-year fiscal 2024 subscription revenues and non-GAAP operating margin, growth, innovation, opportunities, demand, strategy, and investments. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) the impact of recent macroeconomic events, including inflation and rising interest rates, on our business, as well as our customers, prospects, partners, and service providers; (iv) our ability to manage our growth effectively; (v) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vi) the development of the market for enterprise cloud applications and services; (vii) acceptance of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as the acceptance of any underlying technology such as machine learning and artificial intelligence; (viii) our ability to implement our plans, objectives, and other expectations with respect to any of our acquired companies; (ix) adverse changes in general economic or market conditions; (x) the regulatory, economic, and political risks associated with our domestic and international operations; (xi) the regulatory risks related to new and evolving technologies such as machine learning and artificial intelligence; (xii) delays or reductions in information technology spending; and (xiii) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the fiscal year ended January 31, 2023, and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2023	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,886,311	$1,534,273
Marketable securities	4,235,083	2,109,888
Trade and other receivables, net	1,570,086	1,242,545
Deferred costs	191,054	152,957
Prepaid expenses and other current assets	225,690	174,402
Total current assets	8,108,224	5,214,065
Property and equipment, net	1,201,254	1,123,075
Operating lease right-of-use assets	249,278	247,808
Deferred costs, noncurrent	420,988	341,259
Acquisition-related intangible assets, net	305,465	391,002
Goodwill	2,840,044	2,840,044
Other assets	360,985	341,252
Total assets	$13,486,238	$10,498,505
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$153,751	$55,487
Accrued expenses and other current liabilities	260,131	195,590
Accrued compensation	563,548	402,885
Unearned revenue	3,559,393	3,110,947
Operating lease liabilities	91,343	80,503
Debt, current	—	1,222,443
Total current liabilities	4,628,166	5,067,855
Debt, noncurrent	2,975,934	617,354
Unearned revenue, noncurrent	74,540	71,533
Operating lease liabilities, noncurrent	181,799	182,456
Other liabilities	40,231	24,225
Total liabilities	7,900,670	5,963,423
Stockholders’ equity:
Common stock	259	251
Additional paid-in capital	8,828,639	7,284,174
Treasury stock	(185,047)	(12,467)
Accumulated other comprehensive income (loss)	53,051	7,709
Accumulated deficit	(3,111,334)	(2,744,585)
Total stockholders’ equity	5,585,568	4,535,082
Total liabilities and stockholders’ equity	$13,486,238	$10,498,505

Workday, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Revenues:
Subscription services	$1,495,402	$1,229,173	$5,567,206	$4,546,313
Professional services	150,858	146,968	648,612	592,485
Total revenues	1,646,260	1,376,141	6,215,818	5,138,798
Costs and expenses (1):
Costs of subscription services	274,146	220,208	1,011,447	795,854
Costs of professional services	179,333	169,589	703,731	632,241
Product development	615,589	537,738	2,270,660	1,879,220
Sales and marketing	489,895	410,947	1,848,093	1,461,921
General and administrative	176,255	138,621	604,087	486,012
Total costs and expenses	1,735,218	1,477,103	6,438,018	5,255,248
Operating income (loss)	(88,958)	(100,962)	(222,200)	(116,450)
Other income (expense), net	11,039	17,141	(37,750)	132,632
Income (loss) before provision for (benefit from) income taxes	(77,919)	(83,821)	(259,950)	16,182
Provision for (benefit from) income taxes	47,778	(10,568)	106,799	(13,191)
Net income (loss)	$(125,697)	$(73,253)	$(366,749)	$29,373
Net income (loss) per share, basic	$(0.49)	$(0.29)	$(1.44)	$0.12
Net income (loss) per share, diluted	$(0.49)	$(0.29)	$(1.44)	$0.12
Weighted-average shares used to compute net income (loss) per share, basic	257,322	250,043	254,819	247,249
Weighted-average shares used to compute net income (loss) per share, diluted	257,322	250,043	254,819	254,032

(1) Costs and expenses include share-based compensation expenses as follows:
	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Costs of subscription services	$29,201	$23,235	$106,119	$85,713
Costs of professional services	30,217	30,112	110,216	113,443
Product development	169,209	147,790	618,973	543,135
Sales and marketing	69,015	57,571	249,248	215,692
General and administrative	63,271	43,225	210,066	154,422
Total share-based compensation expenses	$360,913	$301,933	$1,294,622	$1,112,405

Workday, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(125,697)	$(73,253)	$(366,749)	$29,373
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	89,962	88,750	364,357	343,723
Share-based compensation expenses	360,913	292,235	1,294,622	1,100,584
Amortization of deferred costs	48,096	37,953	174,611	138,797
Amortization and writeoff of debt discount and issuance costs	955	997	6,955	3,988
Non-cash lease expense	23,432	21,529	91,750	86,235
(Gains) losses on investments	10,034	(20,366)	30,780	(145,845)
Other	3,272	(6,997)	12,645	(14,213)
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	(518,608)	(379,190)	(318,600)	(207,933)
Deferred costs	(129,414)	(108,695)	(292,437)	(238,453)
Prepaid expenses and other assets	17,377	(14,106)	(14,070)	(35,153)
Accounts payable	64,889	13,531	85,773	9,414
Accrued expenses and other liabilities	94,712	74,780	135,965	50,671
Unearned revenue	754,529	687,981	451,593	529,516
Net cash provided by (used in) operating activities	694,452	615,149	1,657,195	1,650,704
Cash flows from investing activities:
Purchases of marketable securities	(1,531,956)	(541,689)	(7,182,961)	(2,858,729)
Maturities of marketable securities	1,181,324	500,625	4,948,833	2,804,103
Sales of marketable securities	50,969	171,730	104,324	199,016
Owned real estate projects	(3,790)	(3)	(4,236)	(171,501)
Capital expenditures, excluding owned real estate projects	(73,539)	(73,355)	(359,552)	(264,267)
Business combinations, net of cash acquired	—	(450,334)	—	(1,190,199)
Purchase of other intangible assets	—	(8,007)	(700)	(8,007)
Purchases of non-marketable equity and other investments	(3,000)	(38,485)	(23,173)	(123,011)
Sales and maturities of non-marketable equity and other investments	(135)	—	11,539	5,169
Other	—	(1)	—	—
Net cash provided by (used in) investing activities	(380,127)	(439,519)	(2,505,926)	(1,607,426)
Cash flows from financing activities:
Proceeds from issuance of debt, net of debt discount	—	—	2,978,077	—
Repayments and extinguishment of debt	—	(9,409)	(1,843,605)	(37,614)
Payments for debt issuance costs	—	—	(7,220)	—
Repurchases of common stock	(74,666)	—	(74,666)	—
Proceeds from issuance of common stock from employee equity plans, net of taxes paid for shares withheld	66,972	71,947	151,974	148,328
Other	(201)	(54)	(739)	(463)
Net cash provided by (used in) financing activities	(7,895)	62,484	1,203,821	110,251
Effect of exchange rate changes	1,155	(620)	(595)	(705)
Net increase (decrease) in cash, cash equivalents, and restricted cash	307,585	237,494	354,495	152,824
Cash, cash equivalents, and restricted cash at the beginning of period	1,587,655	1,303,251	1,540,745	1,387,921
Cash, cash equivalents, and restricted cash at the end of period	$1,895,240	$1,540,745	$1,895,240	$1,540,745

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2023
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$274,146	$(29,201)	$(14,747)	$—	$230,198
Costs of professional services	179,333	(30,217)	(1,381)	—	147,735
Product development	615,589	(169,209)	(6,016)	—	440,364
Sales and marketing	489,895	(69,015)	(9,850)	—	411,030
General and administrative	176,255	(63,271)	(1,343)	—	111,641
Operating income (loss)	(88,958)	360,913	33,337	—	305,292
Operating margin	(5.4)%	21.9%	2.0%	—%	18.5%
Other income (expense), net	11,039	—	—	—	11,039
Income (loss) before provision for (benefit from) income taxes	(77,919)	360,913	33,337	—	316,331
Provision for (benefit from) income taxes	47,778	—	—	12,325	60,103
Net income (loss)	$(125,697)	$360,913	$33,337	$(12,325)	$256,228
Net income (loss) per share, basic (1)	$(0.49)	$1.40	$0.13	$(0.04)	$1.00
Net income (loss) per share, diluted (1)	$(0.49)	$1.40	$0.13	$(0.05)	$0.99
(1)GAAP net loss per share is calculated based upon 257,322 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 257,322 basic and 258,367 diluted weighted-average shares of common stock.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $21.2 million and employer payroll tax-related items on employee stock transactions of $12.1 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate was 19%.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Three Months Ended January 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$220,208	$(23,235)	$(14,356)	$—	$182,617
Costs of professional services	169,589	(30,112)	(1,970)	—	137,507
Product development	537,738	(147,790)	(7,362)	—	382,586
Sales and marketing	410,947	(57,571)	(10,945)	—	342,431
General and administrative	138,621	(43,225)	(1,534)	—	93,862
Operating income (loss)	(100,962)	301,933	36,167	—	237,138
Operating margin	(7.3)%	21.9%	2.6%	—%	17.2%
Other income (expense), net	17,141	—	—	—	17,141
Income (loss) before provision for (benefit from) income taxes	(83,821)	301,933	36,167	—	254,279
Provision for (benefit from) income taxes	(10,568)	—	—	58,881	48,313
Net income (loss)	$(73,253)	$301,933	$36,167	$(58,881)	$205,966
Net income (loss) per share, basic (1)	$(0.29)	$1.21	$0.14	$(0.24)	$0.82
Net income (loss) per share, diluted (1)	$(0.29)	$1.21	$0.14	$(0.28)	$0.78
(1)GAAP net loss per share is calculated based upon 250,043 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 250,043 basic and 264,581 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $1.3 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $20.7 million and employer payroll tax-related items on employee stock transactions of $15.5 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.04 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2023
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$1,011,447	$(106,119)	$(59,769)	$—	$845,559
Costs of professional services	703,731	(110,216)	(6,678)	—	586,837
Product development	2,270,660	(618,973)	(23,162)	—	1,628,525
Sales and marketing	1,848,093	(249,248)	(42,490)	—	1,556,355
General and administrative	604,087	(210,066)	(5,115)	—	388,906
Operating income (loss)	(222,200)	1,294,622	137,214	—	1,209,636
Operating margin	(3.6)%	20.8%	2.3%	—%	19.5%
Other income (expense), net	(37,750)	—	—	—	(37,750)
Income (loss) before provision for (benefit from) income taxes	(259,950)	1,294,622	137,214	—	1,171,886
Provision for (benefit from) income taxes	106,799	—	—	115,859	222,658
Net income (loss)	$(366,749)	$1,294,622	$137,214	$(115,859)	$949,228
Net income (loss) per share, basic (1)	$(1.44)	$5.08	$0.54	$(0.45)	$3.73
Net income (loss) per share, diluted (1)	$(1.44)	$5.08	$0.54	$(0.54)	$3.64
(1)GAAP net loss per share is calculated based upon 254,819 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 254,819 basic and 261,641 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $3.5 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $85.5 million and employer payroll tax-related items on employee stock transactions of $51.7 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.09 from the conversion of GAAP diluted net loss per share to non-GAAP diluted net income per share.

Workday, Inc.
Reconciliation of GAAP to Non-GAAP Data
Year Ended January 31, 2022
(in thousands, except percentages and per share data)
(unaudited)

	GAAP	Share-Based Compensation Expenses	Other Operating Expenses (2)	Income Tax and Dilution Effects (3)	Non-GAAP
Costs and expenses:
Costs of subscription services	$795,854	$(85,713)	$(54,551)	$—	$655,590
Costs of professional services	632,241	(113,443)	(11,181)	—	507,617
Product development	1,879,220	(543,135)	(32,935)	—	1,303,150
Sales and marketing	1,461,921	(215,692)	(47,457)	—	1,198,772
General and administrative	486,012	(154,422)	(7,625)	—	323,965
Operating income (loss)	(116,450)	1,112,405	153,749	—	1,149,704
Operating margin	(2.3)%	21.6%	3.1%	—%	22.4%
Other income (expense), net	132,632	—	—	—	132,632
Income (loss) before provision for (benefit from) income taxes	16,182	1,112,405	153,749	—	1,282,336
Provision for (benefit from) income taxes	(13,191)	—	—	256,835	243,644
Net income (loss)	$29,373	$1,112,405	$153,749	$(256,835)	$1,038,692
Net income (loss) per share, basic (1)	$0.12	$4.50	$0.62	$(1.04)	$4.20
Net income (loss) per share, diluted (1)	$0.12	$4.38	$0.61	$(1.12)	$3.99
(1)GAAP net income per share is calculated based upon 247,249 basic and 254,032 diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 247,249 basic and 261,849 diluted weighted-average shares of common stock. The numerator used to compute non-GAAP diluted net income per share was increased by $5.2 million for after-tax interest expense on our convertible senior notes in accordance with the if-converted method.
(2)Other operating expenses include amortization of acquisition-related intangible assets of $78.1 million and employer payroll tax-related items on employee stock transactions of $75.6 million.
(3)We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2022, the non-GAAP tax rate was 19%. Included in the per share amount is a dilution impact of $0.11 from the conversion of GAAP diluted net income per share to non-GAAP diluted net income per share.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, we have disclosed the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income (loss) and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expenses, employer payroll tax-related items on employee stock transactions, and amortization expense for acquisition-related intangible assets. Non-GAAP net income (loss) per share differs from GAAP in that it excludes share-based compensation expenses, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, and income tax effects.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies. Share-based compensation expenses are determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expenses are not reflective of the value ultimately received by the grant recipients.
•Other operating expenses. Other operating expenses includes employer payroll tax-related items on employee stock transactions and amortization of acquisition-related intangible assets. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of share-based compensation and related employer payroll taxes, amortization of acquisition-related intangible assets, and amortization of debt discount and issuance costs. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2024 and 2023, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, based on our ongoing analysis of the 2017 U.S. Tax Cuts and Jobs Act, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

The use of non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) per share measures have certain limitations as they do not reflect all items of expense that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

For further information: Investor Relations Contact: Justin Furby, ir@workday.com; Media Contact: Sion Rogers, media@workday.com